Exhibit 28 (g) (5) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

EXHIBIT 1
TO CUSTODIAN CONTRACT BETWEEN FEDERATED INVESTMENT COMPANIES,
STATE STREET BANK AND TRUST COMPANY, AND FEDERATED SERVICES COMPANY
Dated December 1, 1993
(Exhibit 1 revised as of 9/1/10)
CONTRACT
DATE                      INVESTMENT COMPANY
12/1/93                      Federated Income Securities Trust
9/1/10                                Federated Floating Rate Strategic Income Fund
9/1/10                                           Class A Shares
9/1/10                                           Class C Shares
9/1/10                                           Institutional Shares